EXHIBIT 10.13

AMENDMENT dated as of March 31, 2005 to:

DISCLOSURE AND OPTION TO LICENSE AGREEMENT (the ?Agreement?) dated as of April 1, 2000, by and between KYOCERA CORPORATION, a corporation organized under the laws of Japan, and AVX CORPORATION, a Delaware corporation.

In accordance with Article VIII, Section 8.01 of the Agreement, Kyocera Corporation and AVX Corporation agree to continue the Agreement for one year to April 1, 2006 upon the existing terms.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

KYOCERA CORPORATION   AVX CORPORATION

By       By
__/s/ Yasuo Nishiguchi_____   __/s/ John S. Gilbertson___

Name: Yasuo Nishiguchi    Name: John S. Gilbertson
Title: President     Title: Chief Executive Officer
And President